Exhibit 10.23
THIS CREDIT AGREEMENT dated as of March 19, 2007 between The Toronto-Dominion Bank, as Lender, Oilsands Quest Sask Inc., as Borrower, and Oilsands Quest Inc., as the Guarantor, evidences the senior, non-revolving secured line of credit facility not to exceed $30,000,000 (the “Credit Facility”) and cancels and supersedes any prior agreements, undertakings, declarations, representations and warranties, written or verbal, among the parties in respect of the Credit Facility.

Borrower:	Oilsands Quest Sask Inc. (the “Borrower”).

Guarantor:	Oilsands Quest Inc. (the “Guarantor”).

Lender:	The Toronto-Dominion Bank (“Lender”).

Amount:	$30,000,000.

Purpose:	To be used solely for the purpose of Crown lease and exploration permit purchases from the Crown in right of the Province of Alberta at the land auction occurring on March 21, 2007 (the “Lease Purchase”).

Credit Facility:	The Credit Facility is a non-revolving facility available for a single drawdown until March 23, 2007 (the “Drawdown”), after which time the undrawn portion of the Credit Facility will automatically be cancelled. The Drawdown will be by way of Prime Rate Loans, and thereafter rollovers and conversions thereof may, at the option of the Borrower, be by way of any combination of the following Availments:
•	Prime Rate Loans; and

•	Bankers’ Acceptances.

Maturity Date and Repayment:	All obligations of the Borrower under the Credit Facility will mature and be fully due and payable on October 31, 2007 (the “Maturity Date”).

Mandatory Repayment:	The Borrower will apply any net proceeds of any equity financing, raised after the date hereof by the Borrower or the Guarantor, as a permanent reduction and cancellation by such net amount of the Credit Facility (whether drawn down or not) but excluding any proceeds from any flow-through share offering or any exercise of stock options.

Prepayment:	The Borrower may permanently prepay the Aggregate Principal Amount, in whole or in part, without bonus or penalty except that Availments by way of Bankers’ Acceptances can only be repaid on maturity.

Interest Rates and Fees:	Prime Rate Loans
•	Prime Rate in effect from time to time.

Bankers’ Acceptances
•	A stamping fee on each Bankers’ Acceptance will be calculated at CDOR plus 50 bps per annum (the “Stamping Fee”).

Standby Fee:	The Borrower will pay a standby fee of 20 bps per annum calculated on the undrawn portion of the available and unused Credit Facility (the “Standby Fee”).

Commitment Fees:	The Borrower will pay a commitment fee of 15 bps based on the Amount payable upon the signing of this Credit Agreement, and a subsequent commitment fee of 20 bps based on the Amount then available at the close of business on and payable on March 23, 2007 but only if the Lease Purchase is successful. If the Borrower’s bid at the land auction occurring on March 21, 2007 is not successful, the Borrower will return the Drawdown to the Lender as soon as reasonably practicable but in any event by no later than March 23, 2007.

Legal and Other Fees:	All reasonable out of pocket expenses of the Lender incurred in connection with the preparation, establishment, operation or enforcement of the Credit Facility are for the account of the Borrower.

Increase in Rates:	Effective upon receipt by the Borrower of notice from the Lender of an Event of Default, the interest rates and fees applicable to each Availment will increase by 20 bps per annum and such increase will remain in effect for as long as the Event of Default subsists. In addition to the above, the Lender’s obligation to provide an Availment will be suspended for as long as there exists a Default or Event of Default.

Security:	The Guarantor will provide, or cause to be provided to the Lender, the following security for all obligations of the Borrower arising under the Credit Facility:
•	an unconditional guarantee from the Guarantor as herein provided under the heading “Guarantee”;

•	the Account Control Agreement from the Borrower in the form attached hereto as Schedule “E”;

•
an assignment by the Guarantor to the Lender of the Guarantor’s entitlement to receive proceeds from the flow-through share issuances occurring on each Second Closing pursuant to the Underwriting Agreement; and

•	any and all other documents, instruments and agreements required by the Lender, acting reasonably, to effect the foregoing,

(collectively the “Security”).

If following the closing of the Lease Purchase, it is determined that the amount on deposit with the Lender pursuant to the Account Control Agreement exceeds the amount of the Drawdown, at the request of the Borrower and provided no Default or Event of Default is then subsisting, the Lender shall release to the Borrower such excess amount. The Lender will only be entitled to deliver a Notice of Exclusive Control (as defined in the Account Control Agreement) if an Event of Default has occurred and is continuing.

In the event of any conflict between this Credit Agreement and the Security, this Credit Agreement will govern.

Conditions Precedent:	The Lender’s obligation to provide the Drawdown is subject to the following conditions being met, unless waived in writing by the Lender:
•	execution and delivery of this Credit Agreement;

•	execution and delivery of the Security, and all other documents required to be delivered hereunder, in form and substance satisfactory to the Lender, acting reasonably;

•	receipt by the Lender of a duly executed certificate of each of the Borrower and the Guarantor with respect to general corporate matters;

•	no Default or Event of Default subsisting;

•	receipt by the Lender of an opinion from counsel for each of the Borrower and the Guarantor and an opinion of counsel to the Lender, each in form satisfactory to the Lender, acting reasonably;

•	receipt by the Lender of all fees then due and payable by the Borrower to the Lender as herein provided;

•	receipt by the Lender from the Guarantor of not less than $17,800,000 for deposit by the Lender into the Deposit Account pursuant to the Account Control Agreement; and

•	receipt by the Lender of the notice of borrowing in the form annexed hereto as Schedule “C”.
Bankers’ Acceptances:
•
Each draft tendered by the Borrower under the Credit Facility for acceptance by the Lender will be in a form acceptable to the Lender and will have a term of 1, 2 or 3 months, or such other periods as agreed to by the Borrower and the Lender. The Borrower will not be entitled to request a period which exceeds the Maturity Date.

•
It is the intention of the parties that pursuant to the Depository Bills and Notes Act (Canada) (“DBNA”), all drafts accepted by the Lender will be issued in the form of a “depository bill” (as defined in the DBNA), deposited with a “clearing house” (as defined in the DBNA) including The Canadian Depository for Securities Ltd. (“CDS”) and will be made payable to such clearing house or its nominee.

•	The issuance and rollover of Bankers’ Acceptances will be conducted based on the Lender’s usual and customary banking practice for similar type facilities.

Reporting Requirements:	The Borrower and Guarantor, as applicable, will provide or will cause to be provided to the Lender:
•	unaudited quarterly financial statements of the Guarantor within 45 days of the end of each fiscal quarter of the Guarantor;

•	compliance certificate substantially in the form of Schedule “B” hereto within 45 days of the end of each fiscal quarter of the Guarantor; and

•	such other documentation and information of the Borrower or the Guarantor as the Lender may reasonably request.

Funding and Other Mechanics:	Funding of Availments. The Drawdown when requested by the Borrower will be made available by deposit of the applicable funds into the appropriate Borrower’s account kept with the Lender for value on the Banking Day on which the Drawdown is to take place.

Notice Provisions. The Drawdown will be made available no later than 10:00 a.m. Calgary, Alberta time on the Banking Day immediately preceding the requested Drawdown date. Any notice from the Borrower requesting the Drawdown or a rollover or conversion thereof may be given by the Borrower, at its sole risk, to the Lender by telephone and in such case will be immediately followed by the Borrower delivering to the Lender on the same day the written notice required hereunder confirming such instructions.

Rollover/Conversion. The Borrower may request a rollover or conversion of the Aggregate Principal Amount with the same notice period applicable to the Drawdown by providing the Lender with a notice of rollover/conversion in the form annexed hereto as Schedule “F”, provided that, a rollover or conversion of a Bankers’ Acceptance can only be made on its maturity. Failure to provide the appropriate notice will be deemed to be an election by the Borrower to request a conversion into a Prime Rate Loan.

Irrevocability. A notice of borrowing when given by the Borrower will be irrevocable and will oblige the Borrower and the Lender to take the action contemplated herein and therein on the date specified therein.

Calculation of Interest and Fees:	Records. The Lender will maintain records, in written or electronic form, evidencing all advances and all other indebtedness owing by the Borrower to the Lender under the Credit Facility. The Lender will enter in such records details of all amounts from time to time owing, paid or prepaid by the Borrower to it hereunder. The information entered in such records will constitute prima facie evidence of the indebtedness of the Borrower to the Lender under the Credit Facility.

Payment of Interest and Fees.
(a)
Interest. All Prime Rate Loans from time to time outstanding hereunder will bear interest, as well after as before maturity, default and judgment, with interest on overdue interest, at the applicable rates set out herein. Interest payable at a variable rate will be adjusted automatically without notice to the Borrower whenever there is a variation in such rate.

(b)
Calculation of Interest. Interest on Prime Rate Loans will accrue and be calculated but not compounded daily and be payable on such Banking Day as is customary for the Lender having regard to its then existing practice. Interest on Prime Rate Loans will be calculated on the basis of a 365 day year and is payable monthly in arrears.

(c)
Standby Fee. The Borrower will, effective from and including the Closing Date to and including March 22, 2007, pay to the Lender the Standby Fee calculated on the basis of a 365 day year, multiplied by, (i) the Amount, less (ii) the Aggregate Principal Amount. The Standby Fee will be calculated but not compounded daily and will be payable monthly in arrears on the third day of April, 2007.

(d)	Bankers’ Acceptance. The Borrower will pay to the Lender the Stamping Fee, calculated at the rate herein provided on the date of acceptance thereof by the Lender based on the face amount thereof.

(e)
Interest Act (Canada). For the purposes of the Interest Act (Canada) and all other applicable laws which may hereafter regulate the calculation or computation of interest in the Credit Facility, the annual rates of interest applicable to the Prime Rate Loans, are the rates as determined under the Credit Facility multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest or fee is payable and divided by 365.

Waiver of Judgment Interest Act (Alberta). To the extent permitted by applicable law, the provisions of the Judgment Interest Act (Alberta) will not apply to the Credit Facility and are hereby expressly waived by each of the Borrower and the Guarantor.

Change of Control:	The Borrower will notify the Lender of a Change of Control as soon as it becomes aware thereof, and the Lender may at its sole discretion, by written notice to the Borrower, terminate the Credit Facility upon a Change of Control occurring. Such termination will be effective immediately upon such a Change of Control and thereupon the Aggregate Principal Amount, interest, fees and all amounts due by the Borrower to the Lender under the Credit Facility will be due and payable.

Accounting Terms and Principles:	Except as otherwise expressly provided, all accounting terms, principles and calculations applicable to the financial statements of each of the Borrower and the Guarantor will be interpreted, applied and calculated, as the case may be, in accordance with U.S. generally accepted accounting principles. The basis of accounting will be applied and made on a consistent basis and will not be changed unless agreed to by the Lender in writing, such consent not to be unreasonably withheld.

Increased Costs:	(a) If due to either:
(i)
the introduction of, or any change in, or in the interpretation of any law, whether having the force of law or not, resulting in the imposition or increase of reserves, deposits or similar requirements by any central bank or administrative body charged with the administration thereof; or

(ii)	the compliance with any guideline or request from any central bank or other administrative body which the Lender, acting reasonably, determines that it is required to comply with,

there will be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining the Credit Facility or there will be any reduction in the effective return to the Lender thereunder, then, subject to the paragraph below, the Lender will promptly notify the Borrower of such event and the Borrower will, within 5 Banking Days after being notified by the Lender of such event, pay to the Lender quarterly in arrears, that amount (the “Additional Compensation”) which the Lender, acting reasonably, determines will compensate it, after taking into account all applicable taxes, for any such increased costs or reduced returns incurred or suffered by the Lender.

(b)
If Additional Compensation is payable pursuant to the above paragraph, the Borrower will have the option to prepay any amount of the Aggregate Principal Amount owed to the Lender, subject to provisions herein.

Illegality:	Notwithstanding anything to the contrary herein contained, if on any date the Lender determines in good faith, which determination will be conclusive and binding on the parties, and provided written notice is given to the Borrower that its ability to maintain, or continue to offer any Availment has become unlawful or impossible due to:
(a)	any change in applicable laws, or in the interpretation or administration thereof by authorities having jurisdiction in the matter; or

(b)	the imposition of any condition, restriction or limitation upon the Lender which is outside of its control,

then, in any such case, the Borrower will forthwith repay to the Lender all principal amounts affected thereby, together with all unpaid interest accrued thereon to the date of repayment and all other expenses incurred in connection with the termination of any such Availment. The Borrower may utilize other forms of Availments not so affected in order to make any required repayment and after any such repayment, the Borrower may elect to re-borrow the amount repaid by way of some other Availment upon complying with applicable requirements thereof.

Representations and Warranties of the Borrower and the Guarantor:	Each of the Borrower and the Guarantor where indicated below, hereby represents and warrants to the Lender as of the date of this Credit Agreement and as of the date the Borrower requests the Drawdown that:
(a)
Incorporation, Organization and Power. Each of the Borrower and the Guarantor has been duly incorporated and is validly existing under the laws of the jurisdiction of their incorporation and each is duly registered to carry on business in each jurisdiction in Canada in which the nature of any material business carried on by it or the character of any property owned or leased by it makes such registration necessary, and each has full corporate power and capacity to enter into and perform its obligations under this Credit Agreement and the Security, where applicable, and to carry on its business as currently conducted.

(b)
Authorization and Status of Agreements. This Credit Agreement and the Security have been duly authorized, executed and delivered by each of the Borrower and the Guarantor, where applicable, and does not conflict with or contravene or constitute a default or create an encumbrance, other than a Permitted Encumbrance, under:

(i)	its constating documents or by-laws or any resolution of its directors or shareholders;

(ii)	any agreement or document to which it is a party or by which any of its property is bound; or

(iii)	any applicable law,
the contravention of which would, or would reasonably be expected to, result in a Material Adverse Change.
(c)
Enforceability. This Credit Facility and the Security constitute valid and binding obligations and is enforceable against each of the Borrower and the Guarantor, where applicable, in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)
Litigation. There are no actions, suits or proceedings at law or before or by any administrative body existing or pending, or to the knowledge of the Borrower or Guarantor, threatened against the Borrower or the Guarantor which would result, if successful against either, in a Material Adverse Change.

(e)
Environmental Laws. Each of the Borrower and the Guarantor has obtained all material permits, licenses and other authorizations which are required under applicable environmental laws. Each of the Borrower and the Guarantor is in full compliance with applicable environmental laws and with the terms and conditions of all such permits, licenses and authorizations, except to the extent that failure to so comply would not result in a Material Adverse Change.

(f)	Environmental Condition of Property. The property or any part thereof owned, operated or controlled by each of the Borrower or the Guarantor:

(i)
is not, to the knowledge of the Borrower or Guarantor, the subject of any outstanding claim, charge or order from an administrative body alleging violation of environmental laws or, if subject to any such claim, charge or order, the Borrower is taking or causing to be taken, with respect to its subsidiaries all such remedial, corrective or other action required under the claim, charge or order or is diligently and in good faith contesting or causing its subsidiaries to contest the validity thereof; and

(ii)
complies, with respect to each of its use and operation, in all material respects with applicable environmental laws and with the terms and conditions of all permits, licenses and other authorizations which are required to be obtained by each of them under applicable environmental laws.

(g)	Title to Properties. Each of the Borrower and the Guarantor will maintain good, beneficial and valid title to its oil and gas properties, subject only to Permitted Encumbrances.

(h)
Operation of Properties. To the best of the Borrower’s and Guarantor’s knowledge, information and belief, after due enquiry, all oil, gas and other wells owned or operated by them have been and will continue to be drilled, completed, shut-in, abandoned (and if required to be so abandoned, abandoned in accordance with applicable law), and the facilities, plants and equipment in respect thereof have been and will continue to be operated and maintained, as the case may be, in a good and workmanlike manner in accordance with sound industry practice and in accordance with all applicable laws, except to the extent that the failure to comply would not, or would not reasonably be expected to, cause a Material Adverse Change.

(i)
No Adverse Change. The most recent audited financial statements of the Guarantor provided to the Lender were prepared in accordance with U.S. generally accepted accounting principles and such audited financial statements present fairly in all material respects the Guarantor’s consolidated financial position as at the date thereof and since that date there has been no Material Adverse Change.

(j)
Information. All factual information heretofore or contemporaneously furnished by or on behalf of each of the Borrower and the Guarantor in writing to the Lender in connection with the Borrower’s and the Guarantor’s business is true and accurate in all material respects and since that date there has been no change or event which could reasonably be expected to result in a Material Adverse Change, except where such factual information has been superceded by more recent factual information furnished to the Lender. Neither the Borrower nor the Guarantor is aware of any omission of any material fact which renders such factual information incomplete or misleading in any material way.

(k)	No Breach of Orders, Licences or Statutes. Neither the Borrower nor the Guarantor is in breach of:
(i)	any order, approval or mandatory requirement or directive of any administrative body;

(ii)	any governmental licence or permit; or

(iii)	any applicable law,
the breach of which would result, or would reasonably be expected to result, in a Material Adverse Change.
(l)	No Default. No Default or Event of Default has occurred and is continuing.

(m)	No Liens or Indebtedness. Neither the Borrower nor the Guarantor has:
(i)	incurred any indebtedness other than Permitted Indebtedness, or

(ii)	granted any security interest, charges, mortgages, liens or other encumbrances other than Permitted Encumbrances, which is currently outstanding or in force, as the case may be.
(n)
Approvals. All material regulatory approvals, permits and licenses necessary for the Borrower and the Guarantor to carry on their business as at the date hereof, and all approvals, and consents necessary for them to enter into the Credit Agreement and the Security and perform their respective obligations thereunder have, in each case, been obtained and are in good standing.

(o)	Subsidiaries. The Guarantor has no direct or indirect Subsidiaries with the exception of those listed in Schedule “D” annexed hereto.

(p)	Underwriting Agreement. The Guarantor:
(i)	is not in default under, and to the best of its knowledge, the Underwriters are not in default under, the Underwriting Agreement;

(ii)
is not aware of any fact or circumstance which exists now or which is likely to exist in the future that would or could reasonably be expected to release the Underwriters or any one of them, in whole or in part, of their respective obligations to subscribe for additional flow-through shares in the aggregate amount of the subscription proceeds payable on the Second Closing; and

(iii)
the Underwriting Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Guarantor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors’ rights generally and by general principles of equity.

Acknowledgement. Each of the Borrower and the Guarantor acknowledges that the Lender is relying upon the representations and warranties in this Representation and Warranties provision in making the Credit Facility available to the Borrower and that the representations and warranties herein will be deemed to be restated in every respect effective on the date the Drawdown is made under the Credit Facility.
Affirmative Covenants. While any indebtedness under this Credit Agreement and the Security is outstanding or any of the Availments remains available to the Borrower and except with the written consent of the Lender, each of the Borrower and the Guarantor covenants with the Lender that:

(a)	Punctual Payment. The Borrower will pay or cause to be paid all indebtedness and other amounts payable under the Credit Facility punctually when due.

(b)
Corporate Existence. Each of the Borrower and the Guarantor, where applicable, will do all things necessary to preserve and keep in full force and effect its corporate existence in good standing as a corporation under the laws of its jurisdiction of incorporation.

(c)
Inspection by the Lender. Each of the Borrower and the Guarantor, where applicable, will allow and do all things necessary to enable the Lender, acting reasonably, from time to time to inspect all of the Borrower’s and the Guarantor’s corporate and financial records.

(d)
Notice of Event of Default. Each of the Borrower and the Guarantor will notify the Lender of the occurrence of any Default or Event of Default, forthwith upon becoming aware thereof and specify in such notice the nature of the event and the steps taken or proposed to be taken to remedy the same.

(e)
Notice of Material Litigation. Each of the Borrower and the Guarantor will, promptly upon acquiring knowledge thereof, notify the Lender of the commencement of any legal or administrative proceedings against the Borrower, the Guarantor or any of their wholly-owned subsidiaries, which if adversely determined against it could reasonably be expected to result in a Material Adverse Change. (f) Notice of Environmental Damage. Each of the Borrower and the Guarantor will, promptly upon acquiring knowledge thereof, notify the Lender of the discovery of any contaminant or of any release of a contaminant into the environment from or upon the land or property owned, operated or controlled by the Borrower, the Guarantor or any of their wholly-owned subsidiaries, which could reasonably be expected to result in a Material Adverse Change.

(g)
Operation of Properties. Each of the Borrower and the Guarantor will, and will cause each of their wholly-owned subsidiaries to, operate its property or, if it is not the operator, use reasonable efforts to ensure that such property is operated, in accordance with sound industry practice and in accordance with all applicable laws, except to the extent that the failure to comply would not, or would not reasonably be expected to, result in or cause a Material Adverse Change.

(h)
Performance of Leases. Each of the Borrower and the Guarantor, where applicable, will, and will cause each of their wholly-owned subsidiaries to, perform all obligations under all permits and leases relating to its oil and gas properties, including payment of rentals, royalties, taxes or other charges in respect thereof which are necessary to maintain all such permits and leases in good standing in all material respects, provided that this covenant will not restrict its right to surrender leases which are uneconomic to maintain. (i) Insurance. Each of the Borrower and the Guarantor, where applicable, will, and will cause each of their wholly-owned subsidiaries to, maintain or cause to be maintained adequate insurance in respect of its property, according to prudent industry standards for similar companies in similar businesses, and will provide the Lender with copies of all insurance policies relating thereto if so requested.

(j)
Material Adverse Claims. Each of the Borrower and the Guarantor will, and will cause each of their wholly-owned subsidiaries to, except for Permitted Encumbrances, defend its property from all material adverse claims where the failure to do so may result in a Material Adverse Change.

(k)
Protection of Security. The Guarantor will, and will cause the Borrower to, do all things reasonably requested by the Lender to protect and maintain the Security and the priority thereof in relation to other Persons.

(l)
Comply with Law and Maintain Permits. Each of the Borrower and the Guarantor will, and will cause each of their wholly-owned subsidiaries to, comply with applicable laws and obtain and maintain all permits, licenses, consents and approvals necessary to the ownership of its property and to the conduct of its business in each jurisdiction where it carries on business or owns property, including those issued or granted by governmental bodies, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Change.

(m)
Other Information. Each of the Borrower and the Guarantor will provide to the Lender, at the request of the Lender acting reasonably, such other documentation and information concerning the Borrower and the Guarantor and their business as the Lender may reasonably require.

(n)
Security. Should the Lender determine at any time and from time to time that the form and nature of the then existing Security is deficient in any way or does not fully provide the Lender with the security interests and priority to which the Lender is entitled hereunder, the Guarantor or the Borrower, as applicable, will forthwith execute and deliver or cause to be executed and delivered to the Lender, at the Borrower’s expense, such amendments to the Security or provide such new security as the Lender may reasonably request.

(o)	Purpose. The Borrower will only use the proceeds of the Drawdown for the purpose as herein.

(p)
Enforcement of Rights. The Guarantor will in a timely manner enforce, to the greatest extent permitted by law, all of its rights, benefits and entitlements against the Underwriters, or any one of them, under or arising from the Underwriting Agreement, and shall forthwith notify the Lender of any default by the Underwriters or any one of them under the Underwriting Agreement, or of any circumstance or fact which could reasonably be expected to result in such default.

(q)
Second Closing. The Guarantor will provide the Lender with a copy of each notice that it receives from the lead underwriter pursuant to Section 10(b) of the Underwriting Agreement within one Banking Day of receipt thereof. The Guarantor will do all things and take all such actions as is reasonably required by the Lender to cause the subscription proceeds from the Second Closing to be deposited in the Deposit Account immediately after the receipt thereof, with such deposit to be held by the Lender as part of the Security.

(r)	Lease Purchase. The Borrower will notify the Lender as soon as practicable as to whether the Lease Purchase was successful, and if successful, the reasonable particulars thereof.

Negative Covenants. While any indebtedness under this Credit Agreement is outstanding or any of the Availments remain available to the Borrower, and except with the prior written consent of the Lender, such consent not to be unreasonably withheld, each of the Borrower and the Guarantor, as applicable, will not, and will not permit any of their wholly-owned subsidiaries to:
(a)	incur indebtedness except for Permitted Indebtedness and indebtedness owed to the Guarantor or any of its wholly-owned subsidiaries;

(b)	provide or permit a security interest or lien over any of its property, except for Permitted Encumbrances;

(c)	make any Distribution (except to the Guarantor or any of its wholly-owned subsidiaries);

(d)	merge, amalgamate, or consolidate with another Person (except the Guarantor or any of its wholly-owned subsidiaries);

(e)	make any material change in the nature of its business as now carried on;

(f)	make material investments or enter into ventures of a material nature which are outside the scope of its normal course of business;

(g)
provide any financial support by way of guarantee, pledge of its shares, granting of a security interest or other mortgage, charge, lien or encumbrance of any kind, or otherwise, to an Affiliate (except the Guarantor or any of its wholly-owned subsidiaries) without the prior written consent of the Lender, in its sole discretion;

(h)
make any sale or disposition of its property, other than in the ordinary course of business or to the Guarantor or any of its wholly-owned subsidiaries or as otherwise consented to by the Lender, such consent not to be unreasonably withheld; and

(i)
the Guarantor will not waive any of its rights, benefits and entitlements under the Underwriting Agreement or agree to any amendment thereto, in each case, without the prior written consent of the Lender.

Events of Default:	Event of Default. Each of the following events will constitute an Event of Default under the Credit Facility:
(a)
Failure to Pay. If the Borrower makes default in the due and punctual payment of any principal, interest, fees or other amounts owing under or pursuant to the Credit Facility as and when the same becomes due and payable, whether at maturity or otherwise and such default continues for a period of 3 Banking Days after notice of such default is given by the Lender to the Borrower.

(b)
Incorrect Representations. If any representation or warranty made to the Lender by the Borrower or the Guarantor hereunder, under any Security or under any other agreement or certificate will prove to have been incorrect when so made or deemed to have been repeated as herein provided and such default continues for a period of 30 days after notice is given to the Borrower by the Lender.

(c)
Breach of Covenants. Except for an Event of Default set out in paragraph (a) above or paragraph (n) below, if the Borrower or the Guarantor, where applicable, defaults in the performance or observance of any covenant, obligation or condition to be observed or performed by it under or pursuant to this Credit Agreement or the Security or any other agreement now or hereafter made by the Borrower or the Guarantor, where applicable, with the Lender, and such default continues for a period of 30 days after notice is given to the Borrower by the Lender.

(d)
Insolvency. If a judgment, decree or order of a court of competent jurisdiction is entered against either the Borrower or the Guarantor, (i) adjudging it bankrupt or insolvent, or approving a petition seeking its reorganization or winding-up under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous law, or (ii) appointing a receiver, trustee, liquidator, or other Person with like powers, over all, or substantially all, of its property or (iii) ordering the involuntary winding up or liquidation of affairs or (iv) if any receiver or other Person with like powers is appointed over all, or substantially all, of its property, unless such appointment is stayed and of no effect against the Security and the rights of the Lender thereunder.

(e)
Winding-Up. If (i) an order or a resolution is passed for the dissolution, winding-up, reorganization or liquidation of either the Borrower or the Guarantor, pursuant to applicable laws, including the Business Corporations Act (Alberta) or similar statutes in other applicable jurisdictions, or (ii) either of the Borrower or the Guarantor institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous law, or (iii) either of the Borrower or the Guarantor consents to the appointment of a receiver, or other Person with like powers, over all, or substantially all, of its property, or (iv) either of the Borrower or the Guarantor makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due, or (v) either of the Borrower or the Guarantor takes or consents to any action in furtherance of any of the aforesaid purposes.

(f)
Other Indebtedness. The Borrower or the Guarantor fails to make any payment of principal or interest in regard to any indebtedness whatsoever owed by it after the expiry of any applicable grace period or demand therefor, whether incurred before or after the date hereof, to any Person other than the Lender where the outstanding principal amount of such indebtedness in aggregate is more than $1,000,000, unless (i) the Borrower or the Guarantor, as applicable, is contesting the validity of such indebtedness in good faith by appropriate proceedings diligently conducted, as long as such proceedings do not involve any risk of unindemnified liability on the part of the Lender, (ii) the Borrower or the Guarantor, as applicable, notifies the Lender of such contest, and (iii) the Borrower or the Guarantor, as applicable, has established reasonable reserves therefor, adequate in the opinion of the Lender, in accordance with the generally accepted accounting principles in effect in the United States at the time of such contest.

(g)
Other Defaults. The Borrower or the Guarantor defaults in the observance or performance of any non-monetary obligation, covenant or condition to be observed or performed by it pursuant to any agreement to which it is a party or by which any of its property is bound, where such default would result in a Material Adverse Change and it fails to remedy such default within a period of 30 days after notice by the Lender of such default.

(h)
Adverse Proceedings. The occurrence of any action, suit or proceeding against or affecting either the Borrower or the Guarantor before any court or before any administrative body which, if successful, would constitute a Material Adverse Change, unless the action, suit, or proceedings is contested diligently and in good faith and, in circumstances where a lower court or tribunal has rendered a decision adverse to the Borrower or the Guarantor, as applicable, the Borrower or the Guarantor, as applicable, is appealing such decision, and has provided the Lender with a reserve in respect thereof, adequate in the opinion of the Lender.

(i)
Judgment. A judgment or judgments are obtained against either the Borrower or the Guarantor for an aggregate amount in excess of $1,000,000, in the aggregate, which remains unsatisfied and undischarged for a period or 30 days during which such judgment or judgments will not be on appeal or execution thereof will not be effectively stayed.

(j)
Material Lien. The property of the Borrower with a fair market value in excess of $1,000,000, in the aggregate, is seized (including by way of execution, attachment, garnishment or distraint) or any lien, charge or security interest thereon will be enforced, or such property will become subject to any charging order or equitable execution of a court, or any writ of enforcement, writ of execution or distress warrant with respect to obligations in excess of $1,000,000, in the aggregate, exists in respect of the Borrower or the Guarantor or such property, or any sheriff, civil enforcement agent or other Person will become lawfully entitled to seize or distrain upon any such property under the Civil Enforcement Act (Alberta), the Workers’ Compensation Act (Alberta), the Personal Property Security Act (Alberta) or any other applicable laws whereunder similar remedies are provided, and in any case such seizure, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, will continue in effect and not released or discharged for more than 30 days.

(k)
Enforceability of Documents. If any material provision of this Credit Agreement or the Security will at any time cease to be in full force and effect, be declared to be void or voidable or will be repudiated, or the validity or enforceability thereof will at any time be contested by the Borrower or the Guarantor or if any lien, charge or security interest constituted pursuant to the Security ceases to have the priority contemplated herein.

(l)	Cessation of Business. The Borrower or the Guarantor ceases or proposes to cease carrying on business, or a substantial part thereof, or makes or threatens to make a bulk sale of its property.

(m)
Material Adverse Change. Any Material Adverse Change occurs, as determined by the Lender acting reasonably, and the Borrower or the Guarantor, as applicable, fails to remedy such Material Adverse Change within a period of 30 days after notice thereof from the Lender.

(n)
Underwriting Agreement. If a default occurs under the Underwriting Agreement by the Guarantor or by any of the Underwriters and such default is not cured within the applicable cure period, if any, or if the Borrower does not deposit the subscription proceeds from any Second Closing into the Deposit Account immediately after the receipt thereof.

Remedies. Upon the occurrence of an Event of Default, the Lender may forthwith terminate any further obligation to provide Availments, make advances or to grant any further credits to the Borrower and may declare the Aggregate Principal Amount together with unpaid accrued interest thereon and any other amounts owing under or pursuant to this Credit Agreement or the Security, contingent or otherwise, to be immediately due and payable, whereupon the Borrower and the Guarantor will be obligated without any further grace period to forthwith pay such amounts to the Lender and the Lender may exercise any and all rights, remedies, powers and privileges afforded by applicable law or under any and all other instruments, documents and agreements made to secure or assure payment and performance of the obligations of the Borrower under this Credit Facility, including the Security.

Waivers. An Event of Default may only be waived in writing by the Lender.

Assignment:	Assignment of Interests. The rights and obligations of each of the Borrower and the Guarantor under the Credit Facility and the Security are not assignable, in whole or in part, without the prior written consent of the Lender.

Assignment by the Lender. The Lender will have the right to syndicate, participate, sell or assign any portion of the Credit Facility to one or more Persons acceptable to the Borrower, acting reasonably; provided, that, such Person is a Canadian chartered bank and is a resident of Canada for the purposes of the Income Tax Act (Canada), such syndication, participation, sale or assignment does not result in the imposition of any additional obligation upon the Borrower or result in the Borrower incurring any additional costs or liabilities hereunder, and all expenses incurred by the Lender and the Borrower in connection with such syndication, participation, sole or assignment (including legal costs and agency fees) will be for the account of the Lender. In the event of such syndication, participation, sale or assignment, the Borrower will, subject to the preceding limitations, execute and deliver all such agreements, documents and instruments as the Lender may reasonably request to effect and recognize such syndication, participation, sale or assignment, including amendments to this Credit Agreement, the Security or any other documents related thereto.

Guarantee:	In consideration of the Lender making the Credit Facility available to the Borrower hereunder, the Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Lender the due payment by the Borrower to the Lender of the Aggregate Principal Amount, together with any and all interest, fees, expenses and costs due, or which may become due, under this Credit Agreement as well as the due performance by the Borrower of any and all of its obligations arising hereunder (collectively the “Obligations”).

The obligations and liabilities of the Guarantor hereunder will represent a continuing guarantee and is not limited by amount, time or otherwise.

The overdue obligations and liabilities of the Guarantor hereunder will bear interest at the rate applicable to Prime Rate Loans as herein provided.

Without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor hereunder and without the consent of or notice to the Guarantor, the Lender may as it sees fit and regardless of whether the Guarantor’s risk is increased:
(a)	grant time, renewals, extensions, indulgences, releases and discharges to the Borrower or any other Person or Persons now or hereafter liable to the Lender in respect of the Obligations,

(b)	take or refrain from taking security or collateral from the Borrower or any other Person or Persons or from perfecting such security or collateral in connection with the Obligations,

(c)
give up, modify, exchange, renew, release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Borrower or any other Person or Persons with respect to the Obligations,

(d)	accept compromises, settlements or arrangements from the Borrower or any other Person or Persons,

(e)
exercise any right or remedy which it may have against the Borrower or any other Person or Persons or with respect to any security relating to the Credit Facility, including judicial and non-judicial foreclosure,

(f)
apply money at any time received from the Borrower or any Person or Persons or from security upon such part of the Obligations as it may see fit or change any such application in whole or in part as it may see fit,

(g)	give credit or make advances to the Borrower, the Guarantor or any other Person, and discontinue, release, increase or otherwise vary such credit, and

(h)
otherwise deal with, or waive or modify its right to deal with the Borrower and any other Person or Persons as it may see fit, and in no case will the Guarantor be released from its obligations and liabilities hereunder by any neglect or omission of the Lender with respect to any of the foregoing.

The Guarantor will be bound by any account settled between the Lender and the Borrower, and if no such account has been so settled any account stated by the Lender will be accepted by the Guarantor as prima facie evidence of the amount which at the date of the account so stated is due by the Borrower to the Lender or remains unpaid by the Borrower to the Lender, in the absence of manifest error.

The Guarantor will not at any time claim to be subrogated in any manner to the rights and position of the Lender and will not claim the benefit of any security at any time held by the Lender until the Lender has received irrevocable and unconditional payment in full of all of the Obligations. The Lender will not be bound to exhaust its recourse against the Borrower or any other Person or Persons or the security or other securities it may hold, or any of them, before requiring payment by the Guarantor.

This Guarantee will not be discharged, limited or otherwise affected by:
(a)	the insolvency or bankruptcy or ceasing to exist of the Borrower or any other Person or Persons,

(b)	the appointment of a receiver for the assets of the Borrower or any other Person or Persons,

(c)	any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of the Obligations,

(d)	any modification or amendment of or supplement to the Credit Facility, including any increase or decrease in the principal, the rates of interest or other amounts payable hereunder,

(e)	any change in the name, status, organization or composition of the Borrower, or

(f)	any other circumstance which might otherwise constitute a legal or equitable defence available to, or a complete or partial discharge of, the Borrower in respect of the Obligations hereunder.

Miscellaneous:	Telephone Instructions. Any verbal instructions given by the Borrower in relation to the Credit Facility will be at the risk of the Borrower, and the Lender will have no liability for any error or omission in such verbal instructions or in the interpretation or execution thereof by the Lender provided the Lender acted without gross negligence in the circumstances.

No Partnership, Joint Venture or Agency. The Borrower agrees that nothing contained in the Credit Agreement nor the conduct of any party will in any manner whatsoever constitute or be intended to constitute any party as the agent or representative or fiduciary of the other, constitute or be intended to constitute a partnership or joint venture between the Lender and the Borrower.

Further Assurances. Each of the Borrower and the Guarantor will, from time to time forthwith at the Lender’s request and at the Borrower’s own cost and expense, do, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by the Lender with respect to this Credit Agreement, the Security or any part thereof and to give effect to any provision thereof.

Waiver of Laws. To the extent legally permitted, each of the Borrower and the Guarantor hereby irrevocably and absolutely waives the provisions of any applicable law which may be inconsistent at any time with, or which may delay or limit in any way, the enforcement of this Credit Agreement and the Security in accordance with their terms.

Attornment. Each of the Borrower and the Guarantor does hereby irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta for all matters arising out of or relating to this Credit Agreement and the Security or any of the transactions contemplated thereby.

Interest on Payments in Arrears. Except as otherwise provided in the Credit Agreement, interest will be paid by the Borrower or the Guarantor, where applicable, as follows:
(a)
on amounts for which the Lender has actually incurred an out-of-pocket expense and for which the Lender has an obligation under this Credit Facility to reimburse such amounts to any third party incurring the expenses, interest will be payable on such amount at the Prime Rate plus 20 bps from and including the day on which the amount was incurred to but excluding the day on which the amount is reimbursed; and

(b)
on amounts payable by the Borrower to the Lender under the Credit Facility where such payment is in default but the non-payment of such amount has not required an actual out-of-pocket expense by the Lender, at the Prime Rate plus 20 bps from and including the day on which the payment was due, but excluding the day on which the payment is made whether before or after judgment.

Payments Due on Banking Day. Whenever any payment hereunder will be due on a day other than a Banking Day, such payment will be made on the next succeeding Banking Day and such extension of time will in such case be included in the computation of payment of interest thereunder.

Application of Proceeds. Except as otherwise agreed to by the Lender in its sole discretion and as otherwise expressly provided hereunder, all payments made by or on behalf of the Borrower under the Credit Facility, after acceleration of the Aggregate Principal Amount, will be applied by the Lender in the following order:
(a)	in payment of any amounts due and payable by way of recoverable expenses;

(b)	in payment of any amounts by way of any fees (other than the Standby Fees);

(c)	in payment of any amounts due and payable as and by way of interest or the Standby Fees, including any interest on overdue amounts;

(d)	in payment of the Aggregate Principal Amount; and

(e)	in payment of all other indebtedness under the Credit Facility or the Security.

Enurement:	This Credit Agreement and the Security will be binding upon and will enure to the benefit of the Borrower, the Guarantor and the Lender and their respective successors and permitted assigns.

Governing Law:	This Credit Agreement will be governed by and construed in accordance with the laws in force in the Province of Alberta from time to time.

Agreement:	The Borrower and the Lender agree to the foregoing as of the date first above written.

Indemnity:	Each of the Borrower and the Guarantor indemnifies and holds the Lender, its Affiliates and their respective officers, directors, employees and agents harmless against any and all liabilities and costs associated with or as a result of the Lender entering into and performing its obligations under this Credit Agreement and the Security, including but not limited to liabilities or costs associated with or as a result of (i) any transaction financed or to be financed in whole or in part, directly or indirectly, by the proceeds of this Credit Facility; (ii) any breach or non-compliance of any legislation, order, directive or judgment for the protection of the environment, or (iii) any breach or non-compliance of any legislation, order, directive, regulation or judgment in connection with any proceeds raised by either of them from the issuance of securities but excluding liabilities or costs arising from the gross negligence or wilful misconduct of the indemnified person. This indemnity will survive the repayment, cancellation or termination of the Credit Facility.

Notices:	Any notice or communication to be given hereunder and under the Security may be effectively given by delivering the same at the addresses hereinafter set forth or by facsimile or by sending the same by prepaid registered mail to the parties at such addresses. Any notice so mailed will be deemed to have been given upon actual receipt thereof. The mailing address of the parties are:
Oilsands Quest Sask Inc.
205, 707 - 7th Avenue S.W.
Calgary, AB T2P 3H6
Attention: Chief Financial Officer
Fax: (403) 263-9812
Oilsands Quest Inc.
205, 707 - 7th Avenue S.W.
Calgary, AB T2P 3H6
Attention: Chief Financial Officer
Fax: (403) 263-9812
The Toronto-Dominion Bank
800 Home Oil Tower
324 - 8th Avenue S.W.
P.O. Box 2850
Calgary, AB T2P 2Z2
Attention: Vice President, Corporate Credit
Fax: (403) 292-2772

A party may from time to time notify the others, in accordance with the provisions hereof, of any change of address or addressee, which thereafter, until changed by like notice, will be the address of such party for all purposes of the Credit Facility.

Execution:	This Credit Agreement and the Security may be executed in separate counterparts and delivered by electronic facsimile and when so executed and delivered, will be deemed to be an original, all of which taken together will constitute one and the same instrument, and production of an originally executed or copy of a transmittal facsimile of each counterpart execution page hereof will be sufficient for purposes of proof of the execution and delivery of this Credit Agreement and the Security.

Number:	Wherever the context of this Credit Agreement so requires, a term used herein importing the singular will also include the plural and vice versa.

Monetary References:	Whenever an amount of money is referred to in this Credit Agreement or any document entered into pursuant hereto, such amount will, unless otherwise expressly stated, be in Cdn. Dollars.

Time:	Time will be of the essence in this Credit Agreement and the Security.

Amendments:	This Credit Agreement may only be amended by an instrument in writing signed by the Lender, the Borrower and the Guarantor.
No Waiver:
(a)
No waiver by a party of any provision or of the breach of any provision of any of this Credit Agreement and the Security will be effective unless it is contained in a written instrument duly executed by an authorized officer or representative of such party. Such written waiver will affect only the matter specifically identified in the instrument granting the waiver and will not extend to any other matter, provision or breach.

(b)
The failure of a party to take any steps in exercising any right in respect of the breach or nonfulfillment of any provision of any of this Credit Agreement and the Security will not operate as a waiver of that right, breach or provision, nor will any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in law or otherwise.

Severability:	If the whole or any portion of this Credit Agreement and the Security or the application thereof to any circumstance is held invalid or unenforceable to an extent that does not affect the operation of this Credit Agreement and the Security in a fundamental way, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of this Credit Agreement and the Security, will not be affected thereby and will be valid and enforceable to the fullest extent permitted by law.

THE TORONTO-DOMINION BANK, as Lender

Per:

Name:
Title:

Per:

Name:
Title:

OILSANDS QUEST SASK INC., as Borrower

Per:

Name:
Title:

Per:

Name:
Title:

OILSANDS QUEST INC., as Guarantor

Per:

Name:
Title:

Per:

Name:
Title:

THIS IS SCHEDULE A TO THE CREDIT AGREEMENT BETWEEN
THE TORONTO-DOMINION BANK AND
OILSANDS QUEST SASK INC. DATED AS OF MARCH 19, 2007
DEFINITIONS
Definitions. The following words and phrases used in the Credit Agreement and the Security, including this Schedule A, and in all notices, communications, certificates and other documents expressed to be made pursuant thereto will have the meanings set out below:
“Affiliate” has the meaning set forth in the Securities Act (Alberta).
“Aggregate Principal Amount” means the aggregate of the Amount outstanding from time to time under the Credit Facility, including the face amount of all Bankers’ Acceptances outstanding thereunder.
“Amount” means the available funds under the Credit Facility not to exceed $35,000,000.
“Availment” means an availment by the Borrower permitted under the Credit Facility.
“Basis Points” or “bps” means one one-hundredth of (1%) one percent.
“Bankers’ Acceptance” means drafts or bills of exchange in Canadian Dollars drawn by the Borrower and accepted by the Lender pursuant to the Credit Facility, or depository bills as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that are signed by the Borrower, made payable to CDS and accepted by the Lender pursuant to the Credit Facility.
“Banking Day” means any day excluding Saturday, Sunday and any day which is a legal holiday in Toronto, Ontario or Calgary, Alberta.
“Cdn. Dollars” or "Cdn. $” means such currency of Canada which, as at the time of payment or determination, is legal tender in Canada for the payment of public or private debts.
“CDOR” means the arithmetic average of the yields to maturity for bankers’ acceptances accepted by the Lender and quoted on the Reuter’s Canadian Deposit Offered Rate screen, at 10:00 a.m., (Toronto, Ontario time) on the applicable date on which an Availment will take place, for bankers’ acceptances having a term similar to the term requested for each Bankers’ Acceptance issued pursuant to the applicable Availment.
“Change of Control” means if any Person acquires, directly or indirectly, alone or in concert with other Persons within the meaning of the Securities Act (Alberta), over a period of time or at any one time, securities in the capital of the Borrower or the Guarantor aggregating in excess of 50% of all of the then issued and outstanding Voting Shares of the Borrower or the Guarantor.
“Default” means any event which, after notice or lapse of time or both, would become an Event of Default.

“Deposit Account” has the meaning attributed to such term in the Account Control Agreement.
“Distribution”, in respect of any Person, means any:
(a)
payment of any dividend on or in respect of any shares of any class in the capital of such Person (including any shares thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase);

(b)
redemption, retraction, purchase or other acquisition or retirement, in whole or in part, of shares of any class in the capital of such Person (including any shares thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase); or

(c)
payment of principal, interest or other amounts in whole or in part, of any indebtedness of such Person for borrowed money (including without limitation, any indebtedness incurred or assumed by such Person pursuant to a capital lease or operating lease);

to (in the case of paragraphs (a) and (c) above) or by or from (in the case of paragraph (b) above) any shareholder or any affiliate of a shareholder of such Person, whether made or paid in or for cash, property or both, or the transfer of any property for consideration of less than fair market value to any shareholder or any affiliate of a shareholder of such Person.
“Event of Default” means an Event of Default in the Events of Default provision in the Credit Agreement.
“Floor Rate” means, for any day, the CDOR at or about 10:00 a.m., (Toronto time) on that day, plus 1%.
“including” means “including without limitation”.
“Lender” means The Toronto-Dominion Bank, its successors and permitted assigns.
“Material Adverse Change” means a material adverse change in:
(a)	the financial condition of the Guarantor on a consolidated basis;

(b)	the Borrower and the Guarantor’s collective ability to perform their respective obligations under the Credit Agreement or the Security, where applicable;

(c)	the property, business, operations or liabilities of the Guarantor on a consolidated basis.
“Maturity Date” has the meaning given it under the heading “Maturity and Repayment”.
“Permitted Encumbrances” means with respect to the Guarantor, the Borrower or any of their wholly-owned subsidiaries:
(a)
undetermined or inchoate liens arising in the ordinary course of and incidental to construction or current operations which have not been filed pursuant to law against the Borrower or the Guarantor or in respect of which no steps or proceedings to enforce such lien have been initiated or which relate to obligations which are not due or delinquent or if due or delinquent, any lien which the Borrower or the Guarantor will be contesting in good faith if such contest will involve, in the reasonable opinion of the Lender, no risk of loss of any material part of the property of the Guarantor taken as a whole;

(b)
liens incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of the joint operation of oil and gas properties or related production or processing facilities as security in favour of a Person conducting the development or operation of the property to which such liens relate, for the portion of the costs and expenses of such development or operation, provided that such costs or expenses are not due or delinquent or if due or delinquent, any lien which the Borrower or the Guarantor will be contesting in good faith if such contest will involve, in the reasonable opinion of the Lender, no risk of loss of any material part of the property of the Guarantor taken as a whole;

(c)
to the extent a security interest is constituted or created thereby, a sale or disposition of oil and gas properties resulting from any pooling or unit agreement entered into in the ordinary course of business when, in the Guarantor’s reasonable judgement, it is necessary to do so to facilitate the orderly exploration, development or operation of such properties, provided that the resulting pooled or unitized interest is proportional to the interest contributed and is not materially less than the interest in such oil and gas properties prior to such pooling or unitization, and the obligations in respect thereof, are not greater than the proportional share based on the interest acquired;

(d)
to the extent a security interest is constituted or created thereby, farmouts or overriding royalty interests, net profit interests, reversionary interests and carried interests in respect of oil and gas properties that are entered into with or granted to arm’s length third parties in the ordinary course of business and in accordance with sound industry practice;

(e)
liens for penalties arising under non-participation provisions of operating agreements in respect of oil and gas properties, if such liens do not, in the reasonable opinion of the Lender, materially detract from the value of any material part of the property of the Guarantor taken as a whole;

(f)
easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land (including rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which, either alone or in the aggregate, do not, in the reasonable opinion of the Lender, materially detract from the value of such land or materially impair its use in the operation of the business of the Guarantor taken as a whole;

(g)	any lien or trust arising in connection with worker’s compensation, unemployment insurance, pension and employment laws or regulations;

(h)
the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit, or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(i)	all reservations in the original grant from the Crown of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(j)	to the extent a security interest is constituted or created thereby, any right of first refusal in favour of any Person granted in the ordinary course of business;

(k)	any claim or encumbrance from time to time disclosed by the Borrower or the Guarantor to the Lender and which is consented to in writing by the Lender;

(l)
to the extent a security interest is constituted or created thereby, sales of production made in the ordinary course of business, leases, sale and leaseback transactions and purchase money security interests on property;

(m)	public and statutory liens not yet due arising by operation of law;

(n)	any security interest securing any Permitted Indebtedness included within paragraph (c) of the definition thereof; and

(o)	any security interest created by the Security.
“Permitted Indebtedness” means with respect to the Guarantor, the Borrower or any of their wholly-owned subsidiaries:
(a)
all trade payables and other similar indebtedness (other than indebtedness for borrowed money) incurred in the normal course of business, provided each such indebtedness is classified as a current liability on the consolidated financial statements of the Guarantor and based on generally accepted accounting principles in the United States of America;

(b)	all indebtedness of the Borrower or the Guarantor to the Lender under the Credit Facility and the Security;

(c)
all indebtedness arising from capital leases, purchase money security interests and the sale and leaseback of personal property to be used in ongoing oil and gas operations or any other indebtedness otherwise secured by a Permitted Encumbrance, provided such indebtedness does not in the aggregate exceed at any one time $1,000,000; and

(d)	any other indebtedness consented to in writing by the Lender.
“Person” is to be broadly interpreted and will include an individual, a corporation, a partnership, a trust, an unincorporated organization, a joint venture, the government of a country or any political subdivision thereof, or an agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

“Prime Rate” means the variable rate of interest quoted by the Lender from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in Cdn. Dollars to its customers in Canada and which it designates as its prime rate. If on the date an outstanding advance under the Credit Facility is converted into a Prime Rate Loan, Prime Rate is less than the Floor Rate on that date, then the interest rate applicable to such Prime Rate Loan will be the Floor Rate.
“Prime Rate Loan” means a loan in Cdn. Dollars made available hereunder which bears interest calculated at the Prime Rate.
“Second Closing” means, collectively, each of the closings for the subscriptions by the Underwriters or other Subscribers (as defined in the Underwriting Agreement) of flow-through shares pursuant to section 10 of the Underwriting Agreement of not less than $12,200,000, with the last such closing to occur no later than May 6, 2007.
“Underwriters” means the underwriters under the Underwriting Agreement.
“Underwriting Agreement” means the Underwriting Agreement dated March 6, 2007 between the Guarantor and the Underwriters.
“Voting Shares” means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of this definition, shares which only carry the right to vote conditionally on the happening of an event will not be considered Voting Shares, whether or not such event will have occurred, nor will any shares be deemed to cease to be Voting Shares of another class or classes by reason of the happening of such event.

THIS IS SCHEDULE B TO THE CREDIT AGREEMENT BETWEEN
THE TORONTO-DOMINION BANK AND
OILSANDS QUEST SASK INC. DATED AS OF MARCH 19, 2007
FORM OF COMPLIANCE CERTIFICATE

TO:	THE TORONTO-DOMINION BANK (the “Lender “)

RE:
CREDIT AGREEMENT dated as of March 19, 2007 between Oilsands Quest Sask Inc. (the “Borrower”), Oilsands Quest Inc. (the “Guarantor”) and the Lender (as amended from time to time, the “Credit Agreement”).

This Compliance Certificate is delivered pursuant to the Credit Facility.
We are respectively the [Chief Executive Officer/Chief Operating Officer/Chief Financial Officer/President/Vice President/Treasurer] [Note to draft: Delete as applicable] and the [Chief Executive Officer/Chief Operating Officer/Chief Financial Officer/President/Vice President/Treasurer] [Note to draft: Delete as applicable] of the Borrower;
This Compliance Certificate applies to the fiscal quarter of the Guarantor ending                     , 2007;
We are familiar with and have examined the provisions of the Credit Agreement and we have made such reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower and of the Guarantor as we have deemed necessary for purposes of this Compliance Certificate;
Based on the foregoing, neither of the Borrower nor the Guarantor is in breach of or has it breached any provision of the Credit Agreement (other than as previously disclosed in writing to the Lender) and no event or circumstance has occurred which constitutes, or which with the giving of notice, lapse of time or both would constitute, an Event of Default thereunder;
Except as disclosed to the Lender in writing, each of the representations and warranties made in the Credit Agreement were true and correct as at the last day of the fiscal quarter of each of the Borrower and the Guarantor as set forth above.

This Compliance Certificate is given by the undersigned officers in their respective capacity as officers of the Borrower or the Guarantor, as applicable, without any personal liability on the part of such officers.
Made at the City of Calgary, in the Province of Alberta, this       day of                     , 2007.

OILSANDS QUEST SASK INC.

By:

Name:
Title:

OILSANDS QUEST INC.

By:

Name:
Title:

THIS IS SCHEDULE C TO THE CREDIT AGREEMENT BETWEEN
THE TORONTO-DOMINION BANK AND
OILSANDS QUEST SASK INC. DATED AS OF MARCH 19, 2007
FORM OF NOTICE OF BORROWING

TO:	THE TORONTO-DOMINION BANK, as Lender

RE:
CREDIT AGREEMENT dated as of March 19, 2007 between Oilsands Quest Sask Inc. (the “Borrower”), Oilsands Quest Inc. (the “Guarantor”) and the Lender (as amended from time to time, the “Credit Agreement”).

The undersigned, Oilsands Quest Sask Inc., hereby gives you notice, irrevocably, pursuant to the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by the Credit Agreement:
1.	The undersigned hereby irrevocably requests a Borrowing of an Availment on [•] (a Business Day) in the amount of $[•] comprised of:

(a)	Prime Rate Loan(s) in the amount of $[•]; [and/or]

(b)	Bankers’ Acceptance(s) in the amount of $[•] having a term of [•].

2.	The undersigned hereby confirms and certifies that no Default or Event of Default has occurred and is continuing.

3.	Capitalized words and phrases used herein and not otherwise defined herein have the same meanings attributed to them in and for the purposes of the Credit Agreement.

4.	Delivery of an executed counterpart of this Notice of Borrowing by telecopier will be effective as delivery of an original executed counterpart of this Notice of Borrowing.
DATED this  _____  day of March, 2007.

OILSANDS QUEST SASK INC.

By:

Name:
Title:

THIS IS SCHEDULE D TO THE CREDIT AGREEMENT BETWEEN
THE TORONTO-DOMINION BANK AND
OILSANDS QUEST SASK INC. DATED AS OF MARCH 19, 2007
SUBSIDIARIES OF THE GUARANTOR
1.	Oilsands Quest Sask Inc.

2.	Township Petroleum Corporation

3.	1291329 Alberta Ltd.

4.	Stripper Energy Services Inc., Anhydride Petroleum (USA) Inc. and Western Petrochemical Corporation, all of which are inactive.

THIS IS SCHEDULE E TO THE CREDIT AGREEMENT BETWEEN
THE TORONTO-DOMINION BANK AND
OILSANDS QUEST SASK INC. DATED AS OF MARCH 19, 2007
FORM OF ACCOUNT CONTROL AGREEMENT
ACCOUNT CONTROL AGREEMENT
March 19, 2007
The Toronto-Dominion Bank, having an address at 800 Home Oil Tower, 324 – 8th Avenue S.W., P.O. Box 2850, Calgary, AB T2P 2Z2 (“TD”); Oilsands Quest Sask Inc., having an address at 205, 707 – 7th Avenue S.W., Calgary, AB T2P 3H6 (the “Borrower”); and Oilsands Quest Inc., having an address at 205, 707 – 7th Avenue S.W., Calgary, AB T2P 3H6 (the “Guarantor”), hereby agree as follows:
PREAMBLE:
1. Pursuant to the terms of the Credit Agreement dated March 19, 2007 between the Borrower, the Guarantor and the Lender (the “Credit Agreement”), the Borrower has covenanted to the Lender to provide the Security as herein set forth. Capitalized terms used herein and not otherwise defined herein will have the meaning attributed to such terms in the Credit Agreement.
2. As all or part of the Security, TD has established an account in the name of the Borrower (the “Account”) into which Account the Borrower shall deposit, (i) initially $17,800,000 on or prior to March 19, 2007, and (ii) not less than $12,200,000 on or prior to May 6, 2007 (collectively, the “Deposit Amount”). The Deposit Amount may from time to time, include cash balances, term deposits, Government of Canada or provincial bonds or T-bills, or Canadian Schedule 1 bankers’ acceptances (the “Acceptable Market Securities”). The Account and the Acceptable Market Securities are herein referred to as the “Collateral”.
3. The Borrower has agreed to provide to the Lender a security interest in the Collateral as security for repayment of all of the obligations and liabilities of the Borrower to the Lender arising under the Credit Agreement (the “Obligations”).
4. TD, the Borrower and the Guarantor are entering into this Agreement to evidence and perfect the Security.
TERMS:
5. The Account. The Borrower hereby grants a security interest in and to the Collateral as general and continuing collateral security for the due payment of the Obligations, and TD hereby confirms to the Borrower and the Guarantor that the Account has been established in the name of the Borrower as recited above. The parties agree that the Account is a “securities account” within the meaning of Section 1(1)(dd) of the Securities Transfer Act (Alberta) as in effect from time to time in the Province of Alberta (the “Act”) and that the Collateral held by TD in the Account will be treated as financial assets under the Act.

6. Account. The Borrower hereby confirms that the Account is a cash account and that TD will not advance any margin or other credit to the Guarantor or the Borrower nor hypothecate any securities carried in the Account except in connection with the Security and the settlement of trading activity permitted to be conducted by the Borrower hereunder.
7. Control. Except as otherwise provided in 8 below, TD shall comply with entitlement orders and other instructions concerning the Account originated by the Borrower or its authorized representatives to acquire solely with the use of the Collateral for deposit in the Account Acceptable Market Securities which will form part of the Collateral, until such time as the Lender delivers a written notice to the Borrower and the Guarantor that the Lender is thereby exercising exclusive control over the Collateral as provided for in the Credit Agreement. Such notice is referred to herein as the “Notice of Exclusive Control”. Until the Borrower and the Guarantor receive a Notice of Exclusive Control, TD may distribute to the Borrower all interest and regular cash dividends on the Collateral provided the aggregate value of Acceptable Market Securities does not at any time, determined in the reasonable discretion of TD, fall below the Deposit Amount. After the Borrower and the Guarantor receive a Notice of Exclusive Control, TD will cease complying with entitlement orders or other instructions concerning the Account originated by the Borrower or its representatives and cease distributing interest and dividends on the Collateral to the Borrower. Until TD receives a Notice of Exclusive Control, TD shall be entitled to continue to act on such instructions as are delivered in form satisfactory to TD.
8. No Withdrawals. Notwithstanding the provisions of 7 above, TD shall not comply with any entitlement order from the Borrower requiring a free delivery of any financial assets from the Account nor deliver any such financial assets to the Borrower nor pay any free credit balance or other amount owing to the Borrower with respect to the Account, except for the distribution of interest or dividends permitted under 7 above.
9. Statements, Confirmations and Notices of Adverse Claims. TD will send copies of all statements and confirmations concerning the Account to the Borrower at the address set forth in the heading of this Agreement.
10. Limited Responsibility. TD shall have no responsibility or liability to the Guarantor or the Borrower for (i) complying or failing to comply with entitlement orders concerning the Account from the Borrower or its authorized representatives; (ii) investigating or failing to investigate the appropriateness of any such entitlement order, or (iii) determining or failing to determine the value of the Account or any asset held therein. Notwithstanding anything herein to the contrary, this Agreement does not create any obligation or duty of TD other than those expressly set forth herein.
11. Indemnification of TD. The Guarantor and the Borrower hereby agree to indemnify and hold harmless TD, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by TD’s gross negligence or wilful misconduct.
12. Termination. This Agreement shall continue in effect until the Borrower and the Guarantor are entitled to request from the Lender a full discharge and release of the Security as provided for in the Credit Agreement

13. Complete Agreement. This Agreement, the instructions and notices required or permitted to be executed and delivered hereunder and the Credit Agreement set forth in the entire agreement of the parties with respect to the subject matter hereof.
14. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.
15. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
16. Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be given in accordance with the terms of the Credit Agreement.
17. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
18. Choice of Law. Regardless of any provision in any other agreement relating to the Account, the parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect to the Account, shall be governed by the law of the Province of Alberta.

THE TORONTO-DOMINION BANK, as Lender

By:

Name:
Title:

OILSANDS QUEST SASK INC., as Borrower

By:

Name:
Title:

OILSANDS QUEST INC., as Guarantor

By:

Name:
Title:

THIS IS SCHEDULE F TO THE CREDIT AGREEMENT BETWEEN
THE TORONTO-DOMINION BANK AND
OILSANDS QUEST SASK INC. DATED AS OF MARCH 19, 2007
FORM OF NOTICE OF ROLLOVER/CONVERSION

TO:	THE TORONTO-DOMINION BANK, as Lender

RE:
CREDIT AGREEMENT dated as of March 19, 2007 between Oilsands Quest Sask Inc. (the “Borrower”), Oilsands Quest Inc. (the “Guarantor”) and the Lender (as amended from time to time, the “Credit Agreement”).

The undersigned hereby requests a [rollover/conversion] under the Credit Agreement, and in that connection sets forth below the information relating to such [rollover/conversion]:
1.	A Conversion as follows:

(a)	its [Prime Rate Loan/Bankers’ Acceptance(s)];

(b)	in the amount of $[•];

(c)	with a maturity date (if applicable) of [•]

into the following Loan(s):

(a)	[Prime Rate Loan/Bankers’ Acceptances];

(b)	in the amount of $[•];

(c)	with a maturity date (if applicable) of [•];

(d)	effective the [•] day of [•], 20[•]; [and/or]

2.	A Rollover as follows:

(a)	its Bankers’ Acceptances Loan(s);

(b)	in the amount of $[•];

(c)	with a maturity date (if applicable) of [•];

into the following Bankers’ Acceptances:

(a)	Bankers’ Acceptances;

(b)	in the amount of $[•];

(c)	with a maturity date (if applicable) of [•];

(d)	effective the [•] day of [•], 2007.

3.	The undersigned hereby confirms and certifies that no Default or Event of Default has occurred and is continuing.

4.	Capitalized words and phrases used herein and not otherwise defined herein have the same meanings attributed to them in and for the purposes of the Credit Agreement.

5.	Delivery of an executed counterpart of this Notice of Rollover/Conversion by telecopier will be effective as delivery of an original executed counterpart of this Notice of Rollover/Conversion.
DATED this  _____  day of [•], 2007.

OILSANDS QUEST SASK INC.

By:

Name:
Title: